Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, July 25, 2023

Retail Opportunity Investments Corp. Reports
2023 Second Quarter Results

San Diego, CA, July 25, 2023 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and six months ended June 30, 2023.

HIGHLIGHTS
•$9.9 million of net income attributable to common stockholders ($0.08 per diluted share)
•$35.6 million in Funds From Operations (FFO)(1) ($0.27 per diluted share)
•FFO per diluted share guidance for 2023 reaffirmed ($1.05 - $1.11 per diluted share)
•3.2% increase in same-center cash net operating income (2Q‘23 vs. 2Q‘22)
•98.3% portfolio lease rate at 6/30/23 (matching all-time record high)
•429,687 square feet of leases executed (most active 2nd quarter on record)
•988,844 square feet of leases executed during first six months of 2023 (record activity)
•16.8% increase in same-space cash base rents on new leases (6.6% on renewals)
•6.5x net principal debt-to-annualized EBITDA ratio for 2Q‘23
•84.5% of total principal debt outstanding effectively fixed-rate at 6/30/23
•Environmental, Social & Governance annual report issued
•$0.15 per share cash dividend declared
_____________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “Demand for space across our portfolio continues to be consistent and strong. Capitalizing on the demand, during the second quarter we continued to lease space at a record pace and maintained our portfolio lease rate at an all-time high. Additionally, we continue to achieve solid releasing rent growth on new leases, as well as renewals.” Tanz added, “Our continued success with portfolio operations and leasing is underscored by the fundamental strength and appeal of our West Coast grocery-anchored shopping center portfolio and sound tenant base. We expect that to continue to drive our results in the second half of 2023.”
FINANCIAL RESULTS SUMMARY
For the three months ended June 30, 2023, GAAP net income attributable to common stockholders was $9.9 million, or $0.08 per diluted share, as compared to GAAP net income attributable to common stockholders of $11.5 million, or $0.09 per diluted share, for the three months ended June 30, 2022. For the six months ended June 30, 2023, GAAP net income attributable to common stockholders was $18.1 million, or $0.14 per diluted share, as compared to GAAP net income attributable to common stockholders of $23.1 million, or $0.19 per diluted share, for the six months ended June 30, 2022.

FFO for the second quarter of 2023 was $35.6 million, or $0.27 per diluted share, as compared to $36.7 million in FFO, or $0.28 per diluted share for the second quarter of 2022. FFO for the first six months of 2023 was $69.4 million, or $0.52 per diluted share, as compared to $72.9 million in FFO, or $0.55 per diluted share for the first six months of 2022. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the second quarter of 2023, same-center net operating income (NOI) was $53.2 million, as compared to $51.5 million in same-center NOI for the second quarter of 2022, representing a 3.2% increase. For the first six months of 2023, same-center NOI increased 1.3% as compared to same-center NOI for the first six months of 2022. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

At June 30, 2023, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.4 billion and approximately $1.4 billion of principal debt outstanding, of which approximately $1.3 billion was unsecured debt, including $63.0 million outstanding on its $600.0 million unsecured credit facility. For the second quarter of 2023, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.5 times, and 84.5% of its total principal debt outstanding was effectively fixed-rate at June 30, 2023.
PROPERTY OPERATIONS SUMMARY
At June 30, 2023, ROIC’s portfolio was 98.3% leased. During the second quarter of 2023, ROIC executed 128 leases, totaling 429,687 square feet, including 45 new leases, totaling 88,830 square feet, achieving a 16.8% increase in same-space comparative base rent, and 83 renewed leases, totaling 340,857 square feet, achieving a 6.6% increase in base rent. ROIC reports same-space comparative new lease and renewal base rents on a cash basis.
ENVIRONMENTAL, SOCIAL & GOVERNANCE SUMMARY
In April 2023, ROIC was selected, for the third consecutive year, as a Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation. Specifically, ROIC was awarded 2023 Green Lease Leader “Gold” level designation in recognition of its continued success in collaborating with tenants on energy efficiency, decarbonization, air quality and other environmental and social issues.

In June 2023, ROIC issued its fourth Environmental, Social and Governance (ESG) annual report, detailing it’s ESG achievements during 2022, as well as its ongoing initiatives and goals. The report was prepared in accordance with the Sustainability Accounting Standards Board (SASB) standards, the Task Force on Climate-related Financial Disclosures (TCFD) framework, and the United Nations Sustainable Development Goals (SDG). The report is available at: https://www.roireit.net/esg
DIVIDEND SUMMARY
On July 7, 2023, ROIC distributed a $0.15 per share cash dividend. On July 25, 2023, the Board declared a cash dividend of $0.15 per share, payable on October 6, 2023 to stockholders of record on September 15, 2023.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, July 26, 2023 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BI4b8698f12a6e4ed999de6434d0df2e87

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/5u6nvqev

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of June 30, 2023, ROIC owned 93 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2023 (unaudited)	December 31, 2022
ASSETS
Real Estate Investments:
Land	$958,397	$958,236
Building and improvements	2,467,962	2,452,857
	3,426,359	3,411,093
Less: accumulated depreciation	615,501	578,593
	2,810,858	2,832,500
Mortgage note receivable	4,741	4,786
Real Estate Investments, net	2,815,599	2,837,286
Cash and cash equivalents	5,296	5,598
Restricted cash	2,069	1,861
Tenant and other receivables, net	57,336	57,546
Deposits	—	500
Acquired lease intangible assets, net	48,564	52,428
Prepaid expenses	2,251	5,957
Deferred charges, net	30,011	26,683
Other assets	17,433	16,420
Total assets	$2,978,559	$3,004,279

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,435	$299,253
Credit facility	63,000	88,000
Senior Notes	947,673	946,849
Mortgage notes payable	60,486	60,917
Acquired lease intangible liabilities, net	145,685	152,117
Accounts payable and accrued expenses	43,733	22,885
Tenants’ security deposits	7,894	7,701
Other liabilities	42,722	41,959
Total liabilities	1,610,628	1,619,681

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 126,003,795 and 124,538,811 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	13	12
Additional paid-in capital	1,625,667	1,612,126
Accumulated dividends in excess of earnings	(335,755)	(315,984)
Accumulated other comprehensive income	1,337	14
Total Retail Opportunity Investments Corp. stockholders’ equity	1,291,262	1,296,168
Non-controlling interests	76,669	88,430
Total equity	1,367,931	1,384,598
Total liabilities and equity	$2,978,559	$3,004,279

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Rental revenue	$79,630	$77,218	$158,629	$152,255
Other income	2,410	1,007	2,707	2,443
Total revenues	82,040	78,225	161,336	154,698

Operating expenses
Property operating	13,581	12,672	27,783	24,763
Property taxes	8,924	8,416	17,768	16,936
Depreciation and amortization	25,126	24,350	50,230	48,112
General and administrative expenses	5,776	5,702	11,096	10,942
Other expense	482	488	654	667
Total operating expenses	53,889	51,628	107,531	101,420

Operating income	28,151	26,597	53,805	53,278
Non-operating expenses
Interest expense and other finance expenses	(17,633)	(14,283)	(34,591)	(28,498)
Net income	10,518	12,314	19,214	24,780
Net income attributable to non-controlling interests	(589)	(807)	(1,143)	(1,632)
Net Income Attributable to Retail Opportunity Investments Corp.	$9,929	$11,507	$18,071	$23,148

Earnings per share – basic and diluted	$0.08	$0.09	$0.14	$0.19

Dividends per common share	$0.15	$0.13	$0.30	$0.26

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to ROIC	$9,929	$11,507	$18,071	$23,148
Plus: Depreciation and amortization	25,126	24,350	50,230	48,112
Funds from operations – basic	35,055	35,857	68,301	71,260
Net income attributable to non-controlling interests	589	807	1,143	1,632
Funds from operations – diluted	$35,644	$36,664	$69,444	$72,892

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Number of shopping centers included in same-center analysis	89	89			87	87
Same-center leased rate	98.3%	97.7%		0.6%	98.3%	97.7%		0.6%

Revenues:
Base rents	$55,206	$53,459	$1,747	3.3%	$108,530	$105,560	$2,970	2.8%
Percentage rent	269	157	112	71.3%	634	356	278	78.1%
Recoveries from tenants	19,464	18,237	1,227	6.7%	38,580	36,155	2,425	6.7%
Other property income	1,288	827	461	55.7%	1,402	1,873	(471)	(25.1)%
Bad debt	(864)	(133)	(731)	549.6%	(1,674)	(718)	(956)	133.1%
Total Revenues	75,363	72,547	2,816	3.9%	147,472	143,226	4,246	3.0%
Operating Expenses
Property operating expenses	13,524	12,785	739	5.8%	27,128	24,737	2,391	9.7%
Property taxes	8,681	8,276	405	4.9%	17,033	16,540	493	3.0%
Total Operating Expenses	22,205	21,061	1,144	5.4%	44,161	41,277	2,884	7.0%
Same-Center Cash Net Operating Income	$53,158	$51,486	$1,672	3.2%	$103,311	$101,949	$1,362	1.3%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating income	$28,151	$26,597	$53,805	$53,278
Depreciation and amortization	25,126	24,350	50,230	48,112
General and administrative expenses	5,776	5,702	11,096	10,942
Other expense	482	488	654	667
Straight-line rent	(979)	(915)	(1,326)	(1,366)
Amortization of above- and below-market rent	(2,609)	(3,254)	(5,473)	(6,311)
Property revenues and other expenses (1)	(634)	(32)	(629)	(129)
Total Company cash NOI	55,313	52,936	108,357	105,193
Non same-center cash NOI	(2,155)	(1,450)	(5,046)	(3,244)
Same-center cash NOI	$53,158	$51,486	$103,311	$101,949

____________________
(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net